Exhibit 10.1

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of September 30, 2022 (this “Agreement”), by and among TherapeuticsMD, Inc., a Nevada corporation with offices located at 951 Yamato Road, Suite 220, Boca Raton, FL 33431 (the “Company”), and Rubric Capital Management LP (on behalf of certain of its managed or sub-managed funds and accounts, the “Subscriber”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act.

B. The Company wishes to issue, sell and deliver to the Subscriber, and the Subscriber desires to purchase and acquire from the Company, upon the terms and conditions stated in this Agreement, an aggregate of 7,000 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock” or the “Securities”), having the designation, preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions, as specified in the form of Certificate of Designation attached hereto as Annex I (the “Certificate of Designations”).

C. In lieu of issuing, selling and delivering 263,666 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Subscriber, the Company agrees to pay the Subscriber a make-whole amount set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscriber, severally and not jointly, agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

“Annovera” means (a) the ANNOVERA (segesterone acetate/ethinyl estradiol vaginal system) product approved for commercialization in the U.S. as of the Closing Date and (b) any other vaginal system being developed or commercialized by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains segesterone acetate and/or ethinyl estradiol (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) in any country of the world under any brand name for any indication.

“Annovera Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Annovera.

“Anti-Terrorism Laws” means any Requirement of Law relating to terrorism or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), (c) the USA Patriot Act, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (e) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (f) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), or (g) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, secretary, general counsel, or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer or other substantially comparable title.

“Bijuva” means (a) the BIJUVA (estradiol and progesterone) product approved for commercialization in the U.S. as of the Closing Date, and (b) any other product being developed or commercialized for the treatment of vasomotor symptoms by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains estradiol and progesterone (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized in any country of the world under any brand name.

“Bijuva Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Bijuva.

“Blocked Person” means any Person:

(a)

that is publicly identified (i) on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo program or (ii) as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Anti-Terrorism Law;

(b)	that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above;

(c)	which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; and

(d)	that is affiliated or associated with a Person described in clauses (a), (b) or (c) above.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York, New York generally are open for use by customers on such day.

“Company ESPP” means the TherapeuticsMD, Inc. 2020 Employee Stock Purchase Plan.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, license, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Designee” means Rubric Capital Management LP.

“Eligible Market” means the Principal Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or The New York Stock Exchange, Inc.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, which is or (if liability to the Company remains) was sponsored, maintained or contributed to by, or required to be contributed by, the Company or any of its ERISA Affiliates.

“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law; (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity; (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws; or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by the Company or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities which received Hazardous Materials generated by the Company or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials; or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) solely for purposes of Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043(e) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under

Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) [reserved]; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of the Company or any of its respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) [reserved]; (i) [reserved]; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan on the assets of the Company.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“FDA Laws” means all applicable statutes, rules, regulations, standards, guidelines, policies and orders and Requirements of Law administered, implemented, enforced or issued by FDA or any comparable U.S. Governmental Authority.

“Federal Healthcare Program Laws” means collectively, Medicare or Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b and 1320a-7c), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), HIPAA, or related regulations or other Requirements of Law that directly govern the business of the Company operating within the health care industry, programs of Governmental Authorities related to FDA Products, or relationships among suppliers, distributors, manufacturers and patients, and the pricing and sale thereof.

“Financing Agreement” means that certain Financing Agreement, dated as of April 24, 2019, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Sixth Street Specialty Lending, Inc. (f/k/a TPG Specialty Lending, Inc.), as administrative agent for the lenders thereunder, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Financing Extension” means the Company’s option to extend the maturity date of the loans under the Financing Agreement an additional month with an additional capital raise (which may be preferred equity) of $7.0 million.

“GAAP” means United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Principal Market or other applicable Eligible Market).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws; and (f) any substance or materials that are otherwise regulated under Environmental Law.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009).

“Imvexxy” means (a) the IMVEXXY (estradiol vaginal inserts) product approved for commercialization in the U.S. as of the Closing Date, and (b) any other vaginal product being developed or commercialized for the treatment of vaginal atrophy by the Company (or any Affiliate thereof that is controlled by the Company), or any of its licensees or sub-licensees (now or in the future) (in the case of such licensees or sub-licensees, solely with respect to development or commercialization pursuant to agreements with the Company or any of its Subsidiaries) that contains estradiol as the sole active ingredient (and in the case of clause (a) and clause (b) above, including any of their respective derivatives, polymorphs, isomers, prodrugs, metabolites, esters, salts and other forms, formulations, and methods of delivery thereof), commercialized in any country of the world under any brand name.

“Imvexxy Patents” means the U.S. and foreign patents and pending patent applications owned or in-licensed by Company or any of its Subsidiaries, now or in the future, that relate to, or otherwise may be useful in connection with, the research, development, manufacture, use, or sale of Imvexxy.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Regulatory Liabilities” means (a)(i) any Liabilities arising from the violation of FDA Laws, Public Health Laws, Federal Health Care Program Laws, including FDA Laws and Federal Health Care Program Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import detention and seizure of any Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of the foregoing clauses (i) and (ii), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or (b) any Material Adverse Effect.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“OFAC” has the meaning specified in the definition of “Anti-Terrorism Laws”.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended.

“OTCBB” shall mean the over-the-counter electronic bulletin board market.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means The Nasdaq Stock Market LLC.

“Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of the Company or any of its Subsidiaries, threatened in writing against the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.

“Product Patents” means the Annovera Patents, Bijuva Patents and Imvexxy Patents.

“Products” means Annovera, Bijuva and Imvexxy.

“Public Health Laws” means all Requirements of Law applicable to the business of the Company and relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, dispensing, importation, exportation, use, handling, quality, sale, labeling, promotion, or post market requirements of any drug, biologic or other product subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. et seq.) and the Public Health Service Act (42 U.S.C. et seq.) and the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations.

“Registrations” shall mean all authorizations, approvals, licenses, permits, certificates, or exemptions of or issued by any Governmental Authority (including pre-market approval applications, pre-market notifications, investigational new drug applications, product recertifications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals or their foreign equivalent), and all applications for any of the foregoing; provided that they are required and necessary for the operation of the business of the Company in connection with the use and sale of Products.

“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, warning letter, untitled letter, Form 483 inspectional observations or other written notice by a Governmental Authority of an FDA violation, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued by the FDA.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and requirements of, any Governmental Authority, in each case having the force of law and appropriate jurisdiction over and that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rule 158” means Rule 158 under the 1933 Act, as amended from time to time, or any similar rule or regulation adopted by the Commission having substantially the same effect.

“SEC Reports” shall mean all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (including backup withholding), imposed by any Governmental Authority, including all interest, penalties, additions to tax or other liabilities with respect thereto.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means this Agreement, the Certificate of Designations, and any other documents, certificates, letters of instruction, or agreements executed or delivered in connection with the transactions contemplated hereby.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Subscriber agrees to purchase from the Company, and the Company agrees to sell and issue to the Subscriber, at the Closing, 7,000 shares of the Preferred Stock (the “Acquired Shares”), for a purchase price per Acquired Share equal to $1,000 and an aggregate purchase price of $7,000,000 (the “Purchase Price”). The purchase and sale of the Acquired Securities pursuant to this Section 2.1 is referred to as the “Purchase”.

2.2 Closing. The closing of the Purchase pursuant to the terms of this Agreement (the “Closing”) shall occur contemporaneously with the execution of this Agreement and shall take place remotely by electronic transfer of Closing documentation (the date on which the Closing occurs, the “Closing Date”).

2.3 Form of Payment. On the Closing Date,

(a) the Company shall deliver to the Subscriber (i) the Acquired Securities, free and clear of all Liens, except restrictions imposed by the Certificate of Designations, applicable securities laws and the provisions of this Agreement, and (ii) evidence of the issuance of the Acquired Securities, and such other documents, certificates and agreements as required pursuant to the terms of this Agreement; and

(b) the Subscriber shall pay the Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing.

2.4 Make-Whole Payment. In lieu of issuing, selling and delivering 263,666 shares of the Company’s Common Stock to the Subscriber, the Company agrees to pay the Subscriber, on the later of (i) the Maturity Date (as defined in the Certificate of Designations) or (ii) the date the Company’s obligations under the Financing Agreement are paid in full, a make-whole payment equal to 263,666 multiplied by the closing price of the Company’s Common Stock on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, on the day prior to the date of payment of the make-whole payment.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Subscriber, except as set forth in the Schedules delivered herewith:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(c)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or a Company Subsidiary’s debt or otherwise) or other understanding to which the Company any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Company Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or a Company Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to, (x) have or result in a material adverse effect on the legality, validity, binding effect or enforceability of any Transaction Document, (y) have or result in a material adverse effect on the business operations, properties, assets, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries, taken as a whole, or (z) have or result in a material adverse effect on the Company’s authority or ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), a “Material Adverse Effect”).

(c) Material Adverse Effect. Since June 30, 2022, other than as disclosed in its SEC Reports, or as otherwise disclosed to the Subscriber, no event, circumstance or change has occurred or has resulted in, either in any case or in the aggregate, a Material Adverse Effect.

(d) Proceedings, etc. As of the Closing Date, there are no Proceedings that (i) relate to any Transaction Document or the transactions contemplated hereby or thereby or (ii) individually or in the aggregate, could materially impair the Company’s and its Subsidiaries’ respective rights, powers or remedies with respect to applicable Products or would otherwise reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries is in violation of or in default with respect to any final judgments, writs, injunctions, decrees, rules, laws or regulations of any Governmental Authority having appropriate jurisdiction except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Company Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable Blue Sky filings, (ii) any filings required in order to comply with the rules and regulations of the Principal Market and (iii) the filing of a Current Report on Form 8-K, or the disclosure required thereby in another filing, with the Commission (collectively, but excluding the foregoing clauses (i) through (iii), the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Company Subsidiary are aware of any facts or circumstances which might prevent the Company or any Company Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of any material requirements of the Principal Market and the issuance of the Securities as contemplated hereby will not violate any rules of the Principal Market or give the Principal Market any cause to take any action to delist the Common Stock.

(f) Issuance of the Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Securities will be validly issued free from all preemptive or similar rights, taxes, Liens (other than Liens under the 1933 Act and applicable Blue Sky laws) and charges with respect to the issue thereof. Subject to the accuracy of the representations and warranties of the Subscriber in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company has been set forth in the SEC Reports and has changed since the date set forth in the most recent applicable SEC Report only to reflect exercises of stock options and other convertible securities that have not been required to be reported by the Company under the 1934 Act and the issuance of any Common Stock under the Company ESPP. Without limiting the foregoing, as of the date hereof, immediately prior to the issuance of the Securities, the authorized capital stock of the Company consists of (i) 12,000,000 shares of Common Stock, of which 9,467,104 shares are issued and outstanding, 197,275 shares are reserved for issuance pursuant to issued and outstanding options, 286,044 shares are reserved for issuance pursuant to issued and outstanding warrants, 445,051 shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock, 263,648 shares are reserved for issuance under the Company’s 2019 Stock Incentive Plan, and 96,010 shares are reserved for issuance under the Company’s 2020 Employee Stock Purchase Plan; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 15,000 shares of Series A Preferred Stock are issued and outstanding. Other than as stated in the immediately preceding sentence, the Company does not have any outstanding securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” or similar plans or agreements currently outstanding except as disclosed above. The Acquired Securities (i) will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws, (ii) will be issued free and clear of all Liens, except for those imposed by the Certificate of Designations, the provisions of this Agreement, the 1933 Act and any applicable securities laws, and (iii) will not be subject to preemptive rights of any other stockholders of the Company.

(h) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Subscriber to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement as a result of an agreement entered into by the Company.

(i) Private Placement; No Integrated Offering; No General Solicitation; No Disqualification Events. Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), (i) no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscriber under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market. Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, neither the Company, the Company Subsidiaries, any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company, the Company Subsidiaries nor their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale, nor any other Person covered by Rule 506(d) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is or has been subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has determined that no Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder. No Person has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber or potential purchasers in connection with the sale of any Regulation D Securities.

(j) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement, or similar arrangement or plan) or other similar anti-takeover provision under the Company’s articles of incorporation and bylaws, each as amended, that is or could become applicable to the Subscriber as a result of the Subscriber and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscriber’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement now in effect relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Company Subsidiary.

(k) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(l) Investment Company Status. Neither the Company nor any Company Subsidiary is, and upon consummation of the sale of the Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(m) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Subscriber’s request.

(n) Payment of Taxes. All U.S. federal and material state and local income tax returns and other material reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, all such tax returns are true, complete and correct in all material respects, and all U.S. federal and material state and local Taxes shown as due and payable on such tax returns and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect. Company knows of no proposed Tax assessment against the Company or any of its Subsidiaries which is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefore.

(o) Environmental Matters. In each case of the following sub-clauses (a)-(d), except as any such failure or exception to the applicable representation and warranty would not reasonably be expected to result in a Material Adverse Effect:

a.

No Environmental Claim has been asserted against the Company or any predecessor in interest nor has the Company received notice of any threatened or pending Environmental Claim against the Company or any predecessor in interest.

b.	There has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently owned or operated by the Company.

c.	The operation of the business of, and each of the properties owned or operated by Company is in compliance with all Environmental Laws.

d.	The Company holds and is in compliance Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it.

(p) No Defaults. Neither the Company nor any of its Subsidiaries (a) is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and (b) no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except , in each case of the foregoing subclauses (a)-(b), where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(q) Margin Stock. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Securities issued to the Company will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(r) Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

(s) Compliance with Statutes, etc. Each of the Company and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all Requirements of Law in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(t) Intellectual Property.

a.

Each of the Company and its Subsidiaries own, or hold licenses or rights in, all trademarks, trade secrets, trade names, copyrights, and patents, and licenses that are necessary to the conduct of its business as currently conducted.

b.

To the best of the Company’s knowledge and except as would not reasonably be material to the Company, taken as a whole, there is no opposition, interference, reexamination, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding or claim (collectively, “Disputes”) that is pending or currently threatened in writing, that challenges the scope, validity, enforceability, ownership, or inventorship of the Product Patents. Company and its Subsidiaries have not received any written notice that there is any, and to the knowledge of the Authorized Officers of the Company and its Subsidiaries there is no, Person who is or claims to be an inventor under any of the Product Patents who is not a named inventor thereof.

c.

To the best of the Company’s knowledge and except as would not reasonably be material to the Company, taken as a whole, there is no past, pending or threatened, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) could reasonably be expected to give rise to or serve as a basis for any, action, suit, or proceeding, or any investigation or written claim by any Person that claims or alleges that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product, once marketed, does or could infringe on any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights anywhere in the world.

(u) Insurance. Each of the Company and its Subsidiaries (i) maintains insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (ii) is covered by workmen’s compensation insurance in the amount required by applicable law, (iii) maintains commercial general liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) maintains such other insurance as may be required by any Governmental Authority.

(v) PATRIOT ACT and FCPA. To the extent applicable, the Company is in compliance in all material respects with (i) the laws, regulations and Executive Orders administered by OFAC, and (ii) the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act ) of 2001 (the “PATRIOT Act”). Neither the Company nor any of their officers, directors, employees, agents or shareholders acting on the Company’s behalf shall use the proceeds received from the issuance of the Securities to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). Neither the Company nor any Affiliates of the Company that are controlled by the Company, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Terrorism Laws. Neither the Company, nor any Affiliates of the Company that are controlled by the Company, or their respective agents acting or benefiting in any capacity in connection with the Securities or other transactions hereunder, is a Blocked Person. Neither the Company, nor any of its agents acting in any capacity in connection with the Securities or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any OFAC Sanctions Programs.

(w) Use of Proceeds. The proceeds from the Securities shall be used solely for general corporate purposes and shall not be used for any other purpose, including the prepayment of the indebtedness outstanding under the Financing Agreement.

(x) Regulatory Compliance.

a.

Each of the Company and its Subsidiaries have all necessary Registrations from the FDA, or any other Governmental Authority required to conduct their respective businesses as currently conducted, except where the failure to have all such Registrations would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities. Each of such Registrations is valid and subsisting in full force and effect, except such Registrations that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability. To the knowledge of the Company and its Subsidiaries, neither the FDA nor any comparable Governmental Authority is considering limiting, suspending, or revoking such Registrations or changing the marketing classification or labeling of any Products under such Registrations. To the knowledge of the Company and its Subsidiaries, there is no known false or materially misleading information or significant omission in any Product application or other written notification, submission or report to the FDA or any comparable Governmental Authority that was not corrected by subsequent submission, and all such applications, notifications, submissions and reports provided by the Company and its Subsidiaries were true, complete, and correct in all material respects as of the date of submission or subsequent submission to FDA or any comparable Governmental Authority. The Company and its Subsidiaries have not failed to fulfill and perform their material obligations which are due under each such Registration, and, no event has occurred or condition or state of facts exists which would constitute a breach or default under any such Registration, in each case that would reasonably be expected to cause the revocation, termination or suspension or material limitation of any such Registration, except where the failure to have all such Registrations could not reasonably be expected to, individually or in the aggregate, result in any Material Regulatory Liability. To the knowledge of the Company and its Subsidiaries, any third party that develops, researches, manufactures, commercializes, distributes, sells or markets Products pursuant to an agreement with the Company or its Subsidiaries (a “Company Partner”) is in compliance with all Registrations from the FDA and any comparable Governmental Authority insofar as they pertain to Products, and each such Company Partner is in compliance with applicable Public Health Laws, except where the failure to so be in compliance would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities.

b.

Each of the Company and its Subsidiaries is in compliance, and has been in compliance, with all Public Health Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to result in Material Regulatory Liabilities.

c.

To the extent applicable, all Products designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered by or on behalf of the Company or any of its Subsidiaries, that are subject to the jurisdiction of the FDA have been and are being designed, developed, investigated, manufactured, prepared, assembled, packaged, tested, labeled, distributed, sold, marketed or delivered in compliance in all material respects with the Public Health Laws, except where such non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability. To the knowledge of the Company and its Subsidiaries, there are no defects in the design or technology embodied in any Products that are reasonably expected to prevent the safe and effective performance of any such Product for its intended use (other than such limitations specified in the applicable package insert), except for such defects that would not reasonably be expected to, individually or in the aggregate, result in Material Regulatory Liabilities or other Liabilities. None of the Products has been the subject of any products liability or warranty action against Company or its Subsidiaries, except such action that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability.

d.

Neither the Company nor any of its Subsidiaries is currently subject to any Regulatory Action, except such Regulatory Actions that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability, and, to the knowledge of the Company and its Subsidiaries, no such Regulatory Action has been threatened by a Governmental Authority in writing. In addition, and without limitation on the foregoing, neither the Company nor any of its Subsidiaries has received any written notice from the FDA alleging material non-compliance with any Public Health Law, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability.

e.

(y) neither the Company nor any of its Subsidiaries has received any written notice from the FDA alleging material noncompliance with any Public Health Law, including without limitation any Form FDA 483, notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability, and (z) to the knowledge of the Company and its Subsidiaries, no Company Partner has received any written notice from the FDA alleging material noncompliance with any Public Health Law, including without limitation any Form FDA 483, notice of inspectional observation, notice of adverse finding, notice of violation, warning letters, untitled letters or other notices from the FDA relating to such Company Partner’s work for the Company or such Subsidiary, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability. No Product has been seized, withdrawn, recalled, detained, or subject to a suspension (other than in the ordinary course of business) of research, manufacturing, distribution or commercialization activity, except such action that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability.

(y) Health Care Regulatory Laws.

a.

Neither the Company nor its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, is a party to, or bound by, any written order, individual integrity agreement, corporate integrity agreement or other formal written agreement with any Governmental Authority concerning their compliance with Federal Health Care Program Laws, except such agreements that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability.

b.

None of the Company and its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof, except for the following that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability: (w) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (x) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the SSA; (y) has been listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (z) to the knowledge of the Company and its Subsidiaries, is the target or subject of any current or potential investigation relating to any of the foregoing or any Federal Health Care Program-related offense. None of the Company and its Subsidiaries, nor, to their knowledge, any officer, director, managing employee or agent (as those terms are defined in 42 C.F.R. § 1001.1001) thereof has been debarred, excluded, disqualified or suspended from participation in any Federal Health Care Program or under any FDA Laws (including 21 U.S.C. § 335a).

c.

To the knowledge of the Company and its Subsidiaries, no person has filed or has threatened to file against the Company or any of its Subsidiaries, an action relating to any FDA Law, Public Health Law or Federal Health Care Program Law under any whistleblower statute, including without limitation, under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), except where such filing or action that, individually or in the aggregate, could not reasonably be expected to result in a Material Regulatory Liability.

d.

Each of the Company and its Subsidiaries is in compliance in all material respects with HIPAA, and the provisions of all business associate agreements (as such term is defined by HIPAA) to which it is a party, and has implemented reasonably adequate policies, procedures and training designed to assure continued compliance and to detect non-compliance, except where the failure to implement such policies, procedures, and training would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and listed on the Principal Market. The registration of the Common Stock under the 1934 Act has not been terminated and the Common Stock has not been delisted from the Principal Market, and the Company has taken no action with the Principal Market designed to, or which to the knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. The Company is in compliance in all material respects with the listing and maintenance requirements of the Principal Market applicable to it for the continued trading of its Common Stock on the Principal Market.

3.2 Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a) Organization; Authority. The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Subscriber of the Transaction Documents to which it is a party has been duly authorized by all necessary action on the part of the Subscriber. Each of the Transaction Documents to which the Subscriber is a party has been duly executed by the Subscriber and, when delivered by the Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is a party or by which any property or asset of the Subscriber is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c) Investment Intent. The Subscriber is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to the Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Subscriber to hold the Securities for any period of time. Notwithstanding the foregoing, the Subscriber understands that the Securities have not been registered under the 1933 Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the 1933 Act with respect thereto or (ii) an available exemption from the registration requirements of the 1933 Act. The Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d) Subscriber Status. At the time the Subscriber was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act.

(e) Experience of the Subscriber. The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. The Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Subscriber’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data. The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In deciding to enter into this Agreement and the transactions contemplated hereby, the Subscriber has not relied upon any representations and warranties other than the express representations and warranties contained herein. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscriber to rely thereon. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. The Subscriber understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Subscriber, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such Securities may be sold, assigned or transferred without registration under the applicable requirements of the 1933 Act; provided, however, that O’Melveny & Myers LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities, or (C) the Subscriber provides the Company with assurance reasonably satisfactory to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 or to an accredited investor in a private transaction exempt from the registration requirements of the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Reliance on Exemptions. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

(j) No Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k) Legends. The Subscriber understands that the certificates or other instruments representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act and the holder has delivered to the Company a representation that such Securities have been sold pursuant to such registration statement, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such sale, assignment or transfer of the Securities may be made (or was made, as applicable under Rule 144) without registration under the applicable requirements of the 1933 Act; provided, however, that O’Melveny & Myers LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

The Company acknowledges and agrees that the Subscriber shall not make nor has made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Pledge. The Company acknowledges and agrees that the Subscriber may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, the Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Subscriber or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Market.

4.3 Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Subscriber at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscriber on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Subscriber.

4.4 No Additional Preferred Stock.

(a) For so long as any shares of the Preferred Stock are outstanding, and without the prior affirmative vote or written consent from the Super Majority Holders (as defined in the Certificate of Designations), voting as a separate class, the Company shall not issue any additional shares of Series A Preferred Stock.

(b) In the event the Company desires to issue additional shares of equity securities (including without limitation, Common Stock and/or Preferred Stock), for so long as any shares of the Preferred Stock are outstanding, (i) for each Financing Extension, the Subscriber shall have the right of first refusal to purchase such additional shares on the same terms as the Securities issued on the Closing Date; provided, however, in the event any such issuance would be in different form than as contemplated by this Agreement or cause the Subscriber to be the beneficial owner of more than 19.9% of the Common Stock (as calculated by appliable law and the rules of the Principal Market), then the terms of such new issuance shall be set to reasonably provide the same economics to Subscriber as would have been achieved by acquiring both shares of Preferred Stock and Common Stock on the terms of the Securities, and (ii) for any other such equity financing, the Subscriber shall have the right of first refusal to purchase such additional shares on the same terms as the Securities as those offered to a bona fide third party investor. The Company will give the Subscriber no less than ten (10) days’ notice of its intention to issue equity securities per above, and the Subscriber shall have five (5) days to provide notice to the Company of its acceptance. In the event the Subscriber does not exercise its right pursuant to clause (ii) above within such time, the Company shall be able to issue and sell equity securities to such bona fide third party investor on the same terms as were offered to the Subscriber for twenty (20) days before being required to re-offer to the Subscriber.

(c) By entering into this Agreement, the Subscriber, as the sole holder of Series A Preferred Stock, shall be deemed to have consented to the issuance of the Acquired Shares as required by the Certificate of Designations and the Subscription Agreement, dated as of July 29, 2022, between the Company and the Subscriber.

4.5 Indemnification. In consideration of the Subscriber’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Subscriber and all of their shareholders, partners, members, officers, directors, employees and investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, or (ii) the status of the Subscriber as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, clauses (a) and (b) of the preceding sentence are intended to apply, and shall apply, to direct claims asserted by the Subscriber against the Company as well as any third party claims asserted by an Indemnitee (other than the Subscriber) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY TRANSACTION DOCUMENT, THE COMPANY SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO (I) ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL ORDER SUBJECT TO NO FURTHER APPEAL, OF THAT INDEMNITEE OR ANY OF ITS AFFILIATES OR (II) ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO ANY TRANSACTION DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).

ARTICLE V.

[RESERVED]

ARTICLE VI.

CLOSING DELIVERABLES

6.1 Closing Deliverables of the Company. At the Closing, the Company shall deliver to the Subscriber the following:

(a) Representations and Warranties; Certificates. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Subscriber shall have received a certificate, executed by an Interim Co-Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscriber, in the form attached hereto as Exhibit A. In addition, the Subscriber shall have received a certificate, executed by the Secretary or other applicable officer of the Company, dated as of the Closing Date, as to the resolutions consistent with Section 3.1(a) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Subscriber and the incumbency and specimen signature of each officer of the Company who may sign this Agreement and the other Transaction Documents, in the form attached hereto as Exhibit B.

(b) Certificate of Designations. The Company shall have delivered to the Subscriber a copy of the Certificate of Designations that has been filed with the Nevada Secretary of State.

(c) Transaction Documents. The Company shall have duly executed and delivered to the Subscriber each of the Transaction Documents to which it is a party.

ARTICLE VII.

MISCELLANEOUS

7.1 Fees and Expenses. The Company shall pay, and hold the Subscriber harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for any Persons engaged by the Subscriber) relating to or arising out of the transactions contemplated hereby as a result of an agreement entered into by the Company. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Subscriber.

7.2 Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscriber, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the

Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber, and any amendment to this Agreement made in conformity with the provisions of this Section 7.2 shall be binding on the Subscriber. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with the Subscriber relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Subscriber has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents.

7.3 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon delivery, when delivered personally; (b) upon confirmation of delivery, when sent by electronic mail; or (c) upon delivery or refusal of delivery when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:	TherapeuticsMD, Inc. 951 Yamato Road, Suite 220 Boca Raton, FL 33431 Attention: General Counsel

With a copy (for information purposes only) to:	DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, FL 33131 Attention: Joshua M. Samek, Esq.

If to the Subscriber:	Rubric Capital Management LP 155 E 44th Street New York, NY 10017

With a copy (for information purposes only) to:	O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036 Attention: Daniel Shamah, Esq.; David J. Johnson, Jr., Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Business Days’ prior notice to the other party in accordance with this Section 7.3. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (a) or (c) above, respectively.

7.4 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber, except in connection with a Change of Control (as defined in the Certificate of Designations). The Subscriber may assign its rights under this Agreement to any Person to whom the Subscriber assigns or transfers any Securities, provided such transferee (i) agrees in writing in favor of the Company to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Subscriber” and (ii) is not a Disqualified Institution (as defined in the Financing Agreement). Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.6 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.5 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

7.7 Governing Law; Venue; Waiver of Jury Trial. This Agreement and the Securities shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and the Securities shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York (except for matters governed by corporate law in the State of Nevada). The Company and the Subscriber, by acceptance thereof, agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Securities (whether brought against any such party or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The Company and the Subscriber, by acceptance thereof, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement or Preferred Stock) and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. THE COMPANY AND THE SUBSCRIBER, BY ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

7.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

7.10 Severability. If any provision of a Transaction Document is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of the Transaction Document so long as the Transaction Document as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof or thereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.11 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company and the Subscriber, by acceptance thereof, will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of any Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Document and to exercise all other rights granted by law. Furthermore, the Company and the Subscriber, by acceptance thereof, recognize that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties. Each of such parties therefore agrees that the other parties shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without any bond or other security being required.

7.13 Payment Set Aside. To the extent that the Company makes a payment or payments to the Subscriber hereunder or pursuant to any of the other Transaction Documents or the Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Company Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.14 Further Assurances. The Company and the Subscriber, by acceptance thereof, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.15 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

THERAPEUTICSMD, INC.

By:	/s/ Marlan Walker
Name: Marlan Walker
Title: General Counsel and Secretary

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

RUBRIC CAPITAL MANAGEMENT LP, AS MANAGER OR SUB-MANAGER ON BEHALF OF CERTAIN OF ITS FUNDS OR ACCOUNTS

By:	/s/ Michael Nachmani
Name: Michael Nachmani
Title: Authorized Signatory

[Signature Page to Subscription Agreement]

ANNEX I

Certificate of Designations

(See attached)

EXHIBIT A

Officer’s Certificate

(See attached)

EXHIBIT B

Secretary’s Certificate

(See attached)